                                                                    EXHIBIT 11.0
                         MATTEL, INC. AND SUBSIDIARIES
                                                                   (Page 1 OF 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (in thousands, except per share amounts)

                                                                            For The                    For The
                                                                      Three Months Ended           Six Months Ended
                                                                 ---------------------------   --------------------------
                                                                   June 30,       June 30,       June 30,       June 30,
                                                                     1999           1998           1999           1998
                                                                 -----------    ------------   ------------   -----------
BASIC
-----

Net (loss) income                                                 ($204,334)       $  4,578      ($199,285)     ($51,379)

Less: Dividends on convertible preferred stock                       (1,990)         (1,990)        (3,980)       (3,980)
                                                                 -----------    ------------   ------------   -----------

Net (loss) income applicable to common shares                     ($206,324)       $  2,588      ($203,265)     ($55,359)
                                                                 ===========    ============   ============   ===========

Applicable Shares for Computation of Income (Loss) per Share:

Weighted average common shares outstanding                          409,040         384,596        402,786       380,674
                                                                 ===========    ============   ============   ===========

Basic (Loss) Income Per Common Share:

Net (loss) income per common share                                   ($0.50)       $   0.01         ($0.50)       ($0.15)
                                                                 ===========    ============   ============   ===========

                                                                    EXHIBIT 11.0
                         MATTEL, INC. AND SUBSIDIARIES
                                                                   (Page 2 OF 2)
                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (in thousands, except per share amounts)

                                                                                 For The                    For The
                                                                           Three Months Ended           Six Months Ended
                                                                      ---------------------------   --------------------------
                                                                        June 30,       June 30,       June 30,       June 30,
                                                                          1999           1998           1999           1998
                                                                      -----------    ------------   ------------   -----------
DILUTED
-------

Net (loss) income                                                      ($204,334)       $  4,578      ($199,285)     ($51,379)

Less: Dividends on convertible preferred stock                            (1,990)         (1,990)        (3,980)       (3,980)
                                                                      -----------    ------------   ------------   -----------

Net (loss) income applicable to common shares                          ($206,324)       $  2,588      ($203,265)     ($55,359)
                                                                      ===========    ============   ============   ===========

Applicable Shares for Computation of Income (Loss) per Share:

Weighted average common shares outstanding                               409,040         384,596        402,786       380,674
Weighted average common equivalent shares arising from:
     Diluted stock options                                                     -           9,399              -             -
     Special warrants                                                          -          10,424              -             -
     Assumed conversion of Series A convertible preferred stock                -          18,000              -             -
     Stock subscription warrants                                               -             770              -             -
     Nonvested stock                                                           -             218              -             -
                                                                      -----------    ------------   ------------   -----------
Weighted average number of common and common
  equivalent shares                                                      409,040         423,407        402,786       380,674
                                                                      ===========    ============   ============   ===========

Diluted (Loss) Income Per Common Share:

Net (loss) income per common share                                        ($0.50)          $0.01         ($0.50)       ($0.15)
                                                                      ===========    ============   ============   ===========